Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(i)      Registration Statement (Form S-3 Nos. 333-70111, 333-30394, 333‑62434, 333-126058, 333-253652 and 333-261729) of SL Green Realty Corp. and the related Prospectuses,
(ii)     Registration Statement (Form S-8 Nos. 333-127014, 333-143721, 333-189362, 333-212108 and 333-265707) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and
(iii)     Registration Statement (Form S-8 No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp.;
of our reports dated February 23, 2024, with respect to the consolidated financial statements of SL Green Realty Corp. and the effectiveness of internal control over financial reporting of SL Green Realty Corp. included in this Annual Report (Form 10-K) of SL Green Realty Corp. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
New York, New York
February 23, 2024